Exhibit 99.1

AT THE COMPANY

Brenda Abuaf, Corporate Communications

(800) 831-4826

AMERICAN MORTGAGE ACCEPTANCE COMPANY

REVISES EARNINGS GUIDANCE FOR 2006

NEW YORK, NY – February 16, 2007 - American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX:AMC) today announced that the Company revised its Adjusted Funds from Operations (“AFFO”) per share guidance for 2006 to a range of $1.08 to $1.13. AMAC previously issued AFFO per share guidance in a range of $3.00 to $3.20.

“The reduction in AMAC’s expected 2006 AFFO per share is primarily due to write downs of $12.0 million in principal and the reversal of $908,000 in accrued interest relating to three non-performing mezzanine loans in the Company’s investment portfolio,” said J. Larry Duggins, Chief Executive Officer of AMAC. “While we continue to pursue our rights and make efforts to collect on these loans, we determined that these write downs were necessary. These mezzanine loans, which were originated in 2005 in connection with two separate condominium conversion transactions in the Tampa, Florida area and a land development transaction in Somerset County, New Jersey, have a different risk profile associated with them as compared to the loans we are currently originating. We expect to release our fourth quarter and year-end 2006 financial results on March 20, 2007, at which time we will hold a conference call to discuss our results in detail.”

Throughout 2006, AMAC has been reporting both Funds from Operations (“FFO”) and AFFO. AFFO excludes the changes in the fair value of derivative instruments, net of certain associated costs. Please see our third quarter earnings press release dated November 7, 2006 for a reconciliation of GAAP net income to AFFO for the three and nine months ended September 30, 2006 and 2005.

Form 1099

AMAC will need to reissue the Form 1099 to common shareholders for the 2006 tax year. The Company expects to release the revised Form 1099s to common shareholders on or about the first week of March 2007.

About the Company

AMAC is a real estate investment trust that specializes in multifamily and commercial real estate finance. AMAC originates and acquires first mortgage, mezzanine and bridge loans secured by properties throughout the United States. For more information, please visit our website at http://www.americanmortgageco.com or contact the Investor Relations Department directly at (800) 831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission and include, among others, risks of investing in uninsured and non-investment grade mortgage assets and subordinated Commercial Mortgage-Backed Securities (“CMBS”); competition in acquiring desirable investments; interest rate fluctuations; risks associated with hedging transactions, which can limit gains and increase exposure to loss; risks associated with investments in real estate generally and the properties which secure many of our investments; general economic conditions, particularly as they affect the value of our assets and the credit status of our borrowers; dependence on our external Advisor for all services necessary for our operations; conflicts which may arise among us and other entities affiliated with our Advisor which have similar investment policies to ours; risks associated with the repurchase agreements we utilize to finance our investments and the availability of financing generally; and risks associated with our contemplated CDO transactions, which include, but are not limited to, the inability to acquire eligible investments for a CDO issuance and the inability to find suitable replacement investments in collateralized debt obligations with reinvestment periods. Such forward-looking statements speak only as of the date of this document. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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